UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Series A 5% Convertible Preferred Stock Financing

On April 30, 2015, but effective as of April 23, 2015, ZaZa Energy Corporation (the “Company”) and Alpha Capital Anstalt (“Alpha”) executed a securities purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, on April 30, 2015, the Company sold an aggregate of 2,500 shares of Series A 5% Convertible Preferred Stock (the “Preferred Stock”) at a negotiated price of $1,000 per share, and warrants to purchase an aggregate of 1,875,000 shares of common stock at an exercise price of $2.25 per share (the “warrants,” and the transactions contemplated by the Purchase Agreement, the “Financing”). The Preferred Stock sold is convertible into an aggregate of 2,500,000 shares of common stock at a ratio equal to approximately 1,000 shares of the Company’s common stock for each share of Preferred Stock. Unless stockholder approval is obtained, the Preferred Stock and warrants are not convertible into greater than an aggregate of 19.99% of the Company’s outstanding common stock.  The Company has agreed to seek stockholder approval at its 2015 annual meeting of stockholders. Pursuant to the Financing the Company received gross proceeds of $2,500,000.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on April 30, 2015 (the “Certificate of Designation”), the Preferred Stock is non-voting (except to the extent required by law) and ranks senior to the common stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company.  The Company may elect to pay dividends in shares of common stock if certain conditions are met.

The Certificate of Designation also provides:

(i) If the Company issues or agrees to grant, issue, or sell any common stock, equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock, the holders of Preferred Stock will be issued the same purchase rights on an as-converted to common stock basis;

(ii) If the Company declares or makes any dividend or other distribution of its assets to holders of shares of common stock, the holders of the Preferred Stock have the right to participate in such distribution on an as-converted common stock basis;

(iii) If the Company effects a fundamental transaction, then upon any subsequent conversion of Preferred Stock, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which Preferred Stock is convertible immediately prior to such fundamental transaction. A “fundamental transaction” means: (a) a merger or consolidation with or into another entity, (b) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (d) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (e) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock; and

(iv) If certain “triggering events” occur, the holders of the Preferred Stock have a right of redemption at a premium or an increase in the dividend rate, subject to certain limitations imposed by the Company’s 9.00% convertible senior notes.  A “triggering event” includes, among other things, failure by the Company to fulfill certain obligations with respect to the registration of the shares underlying the Preferred Stock, failure by the Company to timely deliver the shares upon conversion of the Preferred Stock or failure by the Company to pay Alpha a “buy-in” for the late delivery of such shares, failure by the Company to have a sufficient number of authorized and unreserved shares upon conversion of the Preferred Stock, redemption by the Company of more than a de minimis number of junior securities, the Company being party to a change of control transaction, a voluntary or involuntary bankruptcy filing, the failure of the Company’s common stock to be quoted or listed on a national trading exchange, a final monetary judgment for more than $250,000 and failure by the Company to fulfill to perform the other covenants, agreements or warranties under the Purchase Agreement or the other transaction documents and to cure such breach within 30 days.

The warrants will first be exercisable on October 30, 2015 and will have a 5 year term, starting on the date that the warrants first become exercisable.  If the company issues shares of common stock for certain purposes at any time prior to October 30, 2015, the exercise price of the warrants may be adjusted to maintain an aggregate value of $2,250,000, which is the agreed-upon Black Scholes value as of the issuance date, unless the exercise price of the warrants has been adjusted as a result of issuances for such purposes to a price that the holder of the warrants deems to be more favorable, in which case the holder may elect to retain the previously adjusted price.  Such purposes would include issuances of common stock to the holders of the Company’s 8.00% Subordinated Notes due 2017 or to the holders of the Company’s 9.00% Convertible Senior Notes due 2017 as part of a transaction to extinguish such debt or issuances of common stock by the Company to satisfy the Company’s obligations under those reimbursement agreements, dated September 11, 2012, by and between the Company and the parties thereto.  If at any time after the six month anniversary of the Financing the shares of common stock issuable under the warrants are not registered under the Securities Act of 1933, as amended, the warrants may be exercised on a cashless basis.

The terms of the warrants provide that if the Company effects a fundamental transaction, then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of the Company’s common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transaction.

The warrants also contain a call provision that grants the Company the ability to call for cancellation all unexercised warrants for a price equal to $1.60 per share of the initial shares of common stock underlying each warrant, or an aggregate of $3 million for all warrants issued under the Purchase Agreement.  The Company may exercise this right only during the period that begins on the 181st day following the date of issuance and ends on the 270th day following the date of issuance, subject to certain additional conditions as set forth in the warrant (including possible extensions if certain other conditions are met).

Pursuant to the terms of the Purchase Agreement, the Company has also agreed with Alpha that for and following the “Effective Date,” the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company: (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of the common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company; or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company may sell securities at a future determined price.  The “Effective Date” is the earliest of the date that (i) the initial Registration Statement has been declared effective by the SEC, (ii) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, or (iii) is the one year anniversary of the transaction, in each case provided that certain conditions are met.

The Company has also agreed with Alpha pursuant to the Purchase Agreement that: (i) if the Company issues or agrees to issue equity securities in a financing transaction within the 12 months following the Effective Date, Alpha will have the right to participate in such financings; (ii) if the Company issues any securities that have more advantageous terms than the Preferred Stock or the warrants while the Preferred Stock or the warrants are outstanding, Alpha will have the right to exchange the Preferred Stock or the warrants for such securities with more advantageous terms, and (iii) the Company will indemnify Alpha against certain losses resulting from the Company’s breach of any of its representations, warranties, or covenants under agreements with Alpha, as well as under certain other circumstances described in the Purchase Agreement.

In connection with the Financing, the Company engaged Northland Securities, Inc. as its placement agent (the “Placement Agent”) for the issuance and sale of the securities in the Financing.  The Placement Agent did not purchase or sell any securities, nor were they required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent was paid a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the Financing. In addition to the placement agent fee, the Company agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The issuance of the Preferred Stock and the warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Registration Rights Agreement

Also in connection with the Financing, the Company and Alpha executed a registration rights agreement pursuant to which the Company has granted Alpha customary registration rights for the shares of common stock that are issuable upon conversion of the Preferred Stock or upon exercise of the warrants.

The foregoing summaries of the terms of the Preferred Stock and the warrants to be issued to Alpha, the terms of the Purchase Agreement and the terms of the Registration Rights Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, which are incorporated herein by reference.

Lock-up Agreements

On April 30, 2015, the Company also entered into Lock-up Agreements with Todd A. Brooks, Blackstone Oil &Gas, the Todd Alan Brooks Non Exempt Trust, John E. Hearn, Jr., Lara Energy, Inc., Gaston L. Kearby and Omega Energy, LLC (the “Locked-up Parties”) which prohibit, subject to certain exceptions, the Locked-up Parties from offering, selling, contracting to sell, hypothecating or otherwise disposing of any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or thereafter acquired by the Locked-up Parties for a period of 180 days from the date a Registration Statement is filed with the SEC pursuant to the Registration Rights Agreement, without the prior written consent of the Company.

Voting Agreements

On April 30, 2015, the Locked-up Parties also executed Voting Agreements pursuant to which they agreed to vote all voting stock over which they exercise voting control in favor of any resolution presented to the Company’s stockholders to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of the Company outstanding on the date of the closing pursuant to the Purchase Agreement.

Amendment No. 9 to Senior Secured Notes Purchase Agreement

As previously reported, on February 21, 2012, the Company issued and sold Senior Secured Notes due 2017 (the “Senior Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (as amended, the “Senior Secured Notes Purchase Agreement”) with MSDC ZEC Investments, LLC (“MSDC”), Senator Sidecar Master Fund LP (“Senator”), O-CAP Offshore Master Fund, L.P. (“O-CAP Master Fund”), O-CAP Partners, L.P. (“O-CAP Partners”), Capital Ventures International (“Capital Ventures”), Talara Master Fund, LTD. (“Talara”), Blackwell Partners, LLC (“Blackwell”), Permal Talara LTD. (“Permal Talara”) and Winwill Investments LLC ( “Winmill,” and collectively with MSDC, Senator, O-CAP Master Fund, O-CAP Partners and Capital Ventures, the “Purchasers”).

The Senior Secured Notes Purchase Agreement contains a restriction on “Disqualified Stock”, which would potentially prohibit the issuance of the Preferred Stock and warrants in connection with the Financing.  As such, on April 23, 2015, the Purchasers holding at least a majority in principal amount of the Senior Secured Notes executed Amendment No. 9 to the Senior Secured Notes Purchase Agreement (the “Amendment and Waiver”) in order to waive and consent to any breach by the Company resulting from the issuance of “Disqualified Stock” and any other restrictive covenants under the Senior Secured Notes Purchase Agreement in respect of the Financing.

The foregoing description of the Amendment and Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and Waiver, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock and the warrants are incorporated by reference into this Item 3.02. The sale and issuance of 2,500 shares of Preferred Stock and the warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. Alpha has represented that it is an accredited investor, as that term is defined in Regulation D, or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Alpha has also represented that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock, including the Certificate of Designation, and the warrants are incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Certificate of Designation is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

On April 30, 2015, the Company issued a press release announcing the Financing.  A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock, dated April 30, 2015.
4.2	Warrant to Purchase Common Stock, dated April 30, 2015
10.1	Securities Purchase Agreement, executed April 30, 2015 and effective April 23, 2015, between ZaZa Energy Corporation and Alpha Capital Anstalt.
10.2	Registration Rights Agreement, dated April 30, 2015, between ZaZa Energy Corporation and Alpha Capital Anstalt.
10.3	Amendment No. 9, dated April 23, 2015, to the Senior Secured Notes Purchase Agreement.
99.1	Press Release of ZaZa Energy Corporation, dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock, dated April 30, 2015.
4.2	Warrant to Purchase Common Stock, dated April 30, 2015
10.1	Securities Purchase Agreement, executed April 30, 2015 and effective April 23, 2015, between ZaZa Energy Corporation and Alpha Capital Anstalt.
10.2	Registration Rights Agreement, dated April 30, 2015, between ZaZa Energy Corporation and Alpha Capital Anstalt.
10.3	Amendment No. 9, dated April 23, 2015, to the Senior Secured Notes Purchase Agreement.
99.1	Press Release of ZaZa Energy Corporation, dated April 30, 2015.